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                                                                    Exhibit 3.1

                         SECOND AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                          ESSEX INTERNATIONAL INC.


         Essex International Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is Essex International Inc. The Corporation was originally incorporated under the name MS/Essex Group Inc., and the original Certificate of Incorporation (the "Original Certificate") of the Corporation was filed with the Secretary of State of the State of Delaware on February 16, 1988. By Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") filed with the Secretary of State of the State of Delaware on October 9, 1992, the name of the Corporation was changed to BCP/Essex Holdings Inc. By Certificate of Amendment of Restated Certificate of Incorporation (the "Certificate of Amendment") of the Corporation filed with the Secretary of State of the State of Delaware on April 10, 1997, the name of the Corporation was changed to Essex International Inc.

         SECOND: Pursuant to Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate and the Certificate of Amendment.

         THIRD: The Restated Certificate and the Certificate of Amendment are hereby amended and restated to read in their entirety as follows:


                                  ARTICLE I

                                    NAME

         The name of the corporation is ESSEX INTERNATIONAL INC. (the "Corporation").


                                 ARTICLE II

                         REGISTERED OFFICE AND AGENT

         The street address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805.

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         The name of the registered agent of the Corporation at that address is
Corporation Service Company.


                                 ARTICLE III

                               MAILING ADDRESS

         The mailing address of the Corporation is 1601 Wall Street, Fort Wayne, IN 46802.


                                 ARTICLE IV

                                  DURATION

         This Corporation shall exist perpetually.


                                  ARTICLE V

                                   PURPOSE

         The purpose or purposes of the Corporation are:

         (a) to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and

         (b) in general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or any other law of Delaware or by this Second Amended and Restated Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.


                                   ARTICLE VI

                                  CAPITAL STOCK

         SECTION 6.01. AUTHORIZED CAPITAL STOCK. The maximum number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Fifty-five Million (155,000,000) shares, consisting of Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"). The number of


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authorized shares of any of the Preferred Stock or the Common Stock may be
increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor. Each share of Class A Common Stock and Class B Common Stock established by the Restated Certificate shall be reclassified to a share of Common Stock, effective as of the time (the "Effective Time") of effectiveness of this Second Amended and Restated Certificate of Incorporation. All references herein to the "Common Stock" shall refer to the Common Stock being established hereby. Effective as of the Effective Time, every two shares of Common Stock outstanding immediately prior to such time shall, without any act on the part of the respective holders thereof, be reclassified into one share of Common Stock.

         SECTION 6.02. PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         SECTION 6.03. COMMON STOCK. (a) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         (b) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote, including the election of directors; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series,


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to vote thereon pursuant to this Second Amended and Restated Certificate of
Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

         (c) Subject to the preferential and other dividend rights applicable to Preferred Stock and except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Any dividend or distribution on Common Stock shall be payable on shares of Common Stock on a pro rata basis.

         (d) In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of any preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.


                                   ARTICLE VII

                               BOARD OF DIRECTORS

         SECTION 7.01. NUMBER AND TERMS. The number of directors that shall constitute the whole Board of Directors shall be determined in the manner provided in the By-laws of the Corporation. The Board of Directors shall be divided into three classes, designated Class A, Class B and Class C, which shall be as nearly equal in number as possible. The initial directors of Class A shall hold office for a term expiring at the first annual meeting following effectiveness of this Article VII; the initial directors of Class B shall be elected to hold office for a term expiring at the second annual meeting following effectiveness of this Article VII and the initial directors of Class C shall be elected to hold office for a term expiring at the third annual meeting following effectiveness of this Article VII. Beginning with the first annual meeting following effectiveness of this Article VII, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third following annual meeting of stockholders and until election of their respective successors.



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         SECTION 7.02.  VACANCIES.  Any vacancy on the Board of Directors, whether arising through death, resignation or removal of a director or through an increase in the number of directors, shall be filled by a majority vote of all remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class in which the vacancy occurred.

         SECTION 7.03. OTHER PROVISIONS. Notwithstanding any other provision of this Article VII, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto, and unless the terms of this Second Amended and Restated Certificate of Incorporation expressly provide otherwise, such directorship shall be in addition to the number of directors provided in the By-laws and such director shall not be classified. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.


                                  ARTICLE VIII

                                     BY-LAWS

         The power to adopt, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors. The stockholders of the Corporation may adopt, amend or repeal the By-laws of the Corporation only by the affirmative vote of holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally on matters requiring the approval of stockholders (the "Voting Stock").


                                   ARTICLE IX

                              STOCKHOLDER MEETINGS

         Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called and noticed meeting of stockholders and may not be taken by consent in writing, unless such action requiring or permitting stockholder approval is approved by a majority of the directors then in office. An action required or permitted to be taken by the stockholders which has been approved by a majority of the directors may be taken by

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consent in writing if the consent is signed by the record holders of no less than the Voting Stock that would otherwise be required for approval of such action.


                                    ARTICLE X

                             LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(c) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE XI

                                    INDEMNITY

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by such laws except as the By-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and

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administrators of such a person.  Such indemnification shall include the advancement of expenses.


                                   ARTICLE XII

                           SECTION 203 OF THE DELAWARE
                             GENERAL CORPORATION LAW

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                  ARTICLE XIII

                                   AMENDMENTS

         The provisions set forth in Articles VI, VII, VIII, IX, X, XI and XII and in this Article XIII may not be repealed, rescinded, altered or amended, and no other provision may be adopted which is inconsistent therewith or impairs in any way the operation or effect thereof, except by the affirmative vote of holders of not less than 66 2/3% of the Voting Stock.

         Consistent with the preceding sentence, the Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Second Amended and Restated Certificate of Incorporation as prescribed by applicable law.

         FOURTH: That the foregoing amendment has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

         FIFTH:  That the foregoing amendment shall become effective at
10:00 am, Dover time, on April   , 1997.


         IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed in its corporate name as of
this    th day of April, 1997.


                                            ESSEX INTERNATIONAL INC.,


                                            by
                                              ------------------------
                                              Name:
                                              Title: